UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2023

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

delaware	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 650

Golden, Colorado 80401

 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 839-5060

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AUMN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement

Item 3.02	Unregistered Sales of Equity Securities

Item 9.01	Financial Statements and Exhibits

Signature

Item 1.01	Entry into a Material Definitive Agreement.

Offering and Private Placement Transaction

On June 26, 2023, Golden Minerals Company (the “Company”), a Delaware corporation, entered into a Securities Purchase Agreement with certain institutional investors (the “Securities Purchase Agreement”) providing for the issuance and sale by the Company in a registered direct offering (the “Offering”), (i) an aggregate of 790,000 shares of the Company’s common stock, $0.01 par value per share (“Common Stock”) at a purchase price of $1.45 per share (the “Offering Shares”) and (ii) pre-funded warrants exercisable for up to 637,587 shares of Common Stock (the “Pre-Funded Warrants”) at a purchase price of $1.4499 per Pre-Funded Warrant, for aggregate gross proceeds from the Offering of approximately $2.1 million, before deducting the placement agent fee (as described in greater detail below) and estimated offering expenses.

The Pre-Funded Warrants were sold, in lieu of shares of Common Stock, to such institutional investors whose purchase of shares of Common Stock in the Offering would otherwise result in such institutional investors, together with their respective affiliates and certain related parties, beneficially owning more than 9.99% of the Company’s outstanding Common Stock immediately following the consummation of the Offering. Each Pre-Funded Warrant represents the right to purchase one share of Common Stock at an exercise price of $0.0001 per share. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until the Pre-Funded Warrants are exercised in full.

In a concurrent private placement (the “Private Placement” and, together with the Offering, the “Transactions”), the Company agreed to issue warrants to purchase up to 1,427,587 shares of Common Stock at an exercise price of $1.90 (the “Common Warrants”). Each Common Warrant is exercisable six months from the date of issuance and has a term expiring five years after such initial exercise date. The aggregate gross proceeds from the Transactions shall be approximately $2.1 million.

The Offering Shares, the Pre-Funded Warrants and the shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants are registered pursuant to the Company’s registration statement on Form S-3 (File No. 333-249218), and a prospectus supplement thereto filed with the Securities and Exchange Commission (“SEC”). The Common Warrants and the shares of Common Stock issuable upon the exercise of the Common Warrants were offered and sold without registration under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Act and Rule 506(b) promulgated thereunder

H.C. Wainwright & Co. (“HCW”) acted as the exclusive placement agent in connection with the Transactions. HCW did not purchase or sell any securities, nor was it required to arrange the purchase or sale of any minimum number or dollar amount of securities. HCW agreed to use its reasonable best efforts to arrange for the sale of the Offering Shares, Pre-Funded Warrants and Common Warrants (together, the “Securities”). HCW was paid a cash fee equal to six percent (6%) of the aggregate gross proceeds received by the Company from the sale of the Securities at the closing of the Transactions and received $75,000 for reimbursement of its expenses.

The Company intends to use the proceeds from the Transactions for working capital requirements and general corporate purposes. The Company may use some of the proceeds from the Transactions to settle a lawsuit with Unifin Financiera, S.A.B de C.V., which was previously disclosed in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023, filed with the SEC on May 10, 2023, should such a settlement be reached.

The Transactions closed on June 29, 2023.

Changes to Exercise Price of Certain Warrants Resulting from the Transactions

As a result of anti-dilution provisions in certain of the Company’s outstanding warrants, the consummation of the Transactions will result in adjustments that reduce the exercise price certain warrants.

In April 2020, the Company closed on a private placement in which it sold five-year Series A and Series B warrants to acquire shares of Common Stock at an exercise price of $7.50 per share. The exercise price of $7.50 for the Series A warrants will be adjusted downward to the closing price of the Transactions of $1.45 after consummation of the Transactions. The exercise price of $7.50 for the Series B warrants will be adjusted to $6.50 after the consummation of the Transactions. Series A warrant holders have the right to purchase an aggregate of 44,000 shares of Common Stock and Series B holders have the right to purchase 10,000 shares of Common Stock.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The foregoing descriptions of the Securities Purchase Agreement and the Securities are not complete and are qualified in their entirety by reference to the full text of the agreements, a copy of which is filed as Exhibit 10.1, 10.2 and 10.3, respectively to this report and are incorporated by reference herein.

A copy of the opinion of Davis Graham & Stubbs LLP relating to the legality of the issuance and sale of the Offering Shares in the Offering is attached as Exhibit 5.1 to this report.

(d)            Exhibits.

Exhibit No.	Description
5.1	Opinion of Davis Graham & Stubbs LLP.
10.1	Form of Securities Purchase Agreement between Golden Minerals Company and certain institutional investors, dated as of June 26, 2023.
10.2	Form of Common Warrant.
10.3	Form of Pre-Funded Warrant.
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2023

Golden Minerals Company

By:	/s/ Julie Z. Weedman
Name: Julie Z. Weedman
Title: Senior Vice President and Chief Financial Officer